Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 1, 2007, and February 16, 2007, as to Note 10, relating to the consolidated financial statements and financial statement schedule of TAP Pharmaceutical Products Inc. and subsidiaries, appearing in the Annual Report on Form 10-K of Abbott Laboratories for the year ended December 31, 2006.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

March 1, 2007